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                                                                    EXHIBIT 23.2


                        Consent of Independent Auditors


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated August 22, 1999, except for Notes 6 and 13, as to which the date is September 21, 2000, included in the Registration Statement and related Prospectus of Tellium, Inc. for the registration of shares of its common stock.

                                                               Ernst & Young LLP




MetroPark, New Jersey
September 21, 2000